UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2009

RASER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-32661

DELAWARE	87-0638510
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

5152 North Edgewood Drive, Suite 375

Provo, Utah 84604

(Address of principal executive offices, including zip code)

(801) 765-1200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

This report discusses certain recent developments summarized in a press release on September 9, 2009 by Raser Technologies, Inc. (“Raser”).

Raser announces plan for using larger generating units

Raser is moving to the next phase in its power generation business. In future power plants, Raser intends to use larger binary cycle generators, than the binary cycle units currently in use at its first power plant, the Thermo No. 1 Plant or the “Hatch Plant.” Raser intends to design its future plants to use anywhere from two to eight larger generators per plant, in some cases coupled with smaller units as Raser deems appropriate. Raser expects these larger units to be more efficient and cost effective for most resources. As a result, Raser expects to design each future plant to generate a potential of approximately 20 megawatts of electricity available for sale. Raser intends to design its future plants in a manner consistent with this business model going forward.

Throughout Raser’s development planning, Raser has considered the feasibility of using larger generating units. Based on experience gained by Raser in connection with the development of the Thermo No. 1 Plant, and ongoing discussions with manufacturers, Raser believes the use of larger generating units is feasible and could be more efficient and cost effective. The manufacturer of the generators currently in use at the Thermo No. 1 Plant has recently introduced larger generators which Raser may use in future power plants. Raser is also reviewing similar equipment from other manufacturers of larger binary cycle generators.

Improved projections for average economics

As a result of the new plant design employing the use of larger generating units, as well as some additional design modifications that Raser expects to make on future power plants, Raser has revised its projected average economics of an average plant expected to be placed into service in connection with Raser’s development plans over the next three years. The average plant economics assumes an average power purchase rate beginning at $98 per megawatt hour, an annual escalator of 1.85% over 20 years and approximately $52 million in plant construction costs, plus average transmission line construction and other costs of approximately $9 million. Using these assumptions, an average plant could potentially generate revenues from power sales of up to $183 million over the first 10 years of service and approximately $94 million in operating income for the plant. As part of each plant constructed, Raser would contribute the well field as its equity contribution to the transaction, which is estimated to have an average cost of $25 million per 20 megawatts of electricity available for sale per plant. Using the assumptions listed above, Raser could receive cash payments from each plant of approximately $50 million in development fee distributions over the first 18 months of operations and $8 million in management fees over the initial 10 year period of the plant’s operation. Total cash flows to Raser over the plant’s expected 35-year life are projected to be approximately $283 million. These projected cash flows are based on an average plant and assume that Raser will be able to (1) sell the renewable energy at a price consistent with current market conditions, which is higher than the price obtained for the power purchase agreements in place for the Thermo No. 1 Plant; and (2) lower the cost per kilowatt hour that it takes to construct future geothermal plants.

Goals for Total Megawatt Capacity

Raser expects to have the Thermo No. 1 Plant operating at full capacity by the end of this year. At full capacity, the Thermo No. 1 Plant is expected to produce 10 megawatts of electricity available for sale to the city of Anaheim. Subject to securing adequate financing, Raser expects to finish construction on additional geothermal power plants that will add: (i) 40 megawatts of electricity available for sale beginning in 2010; (ii) 40 megawatts of electricity available for sale beginning in 2011; and (iii) 40 megawatts of electricity available for sale beginning in 2012. By the end of 2012, Raser expects to have 130 megawatts of total electricity for sale to the utilities. These projections are dependent on funding. If Raser does not secure adequate funding for well field development within the next few months, Raser will need to postpone or delay the development of additional plants until adequate funding can be obtained.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, statements regarding: Raser’s beliefs about the potential for geothermal power generation on Raser’s leased properties; Raser’s beliefs about its ability to exploit the available geothermal resources; Raser’s beliefs about the expected timing relating to the development and completion of its geothermal power projects; Raser’s beliefs about its ability to utilize its technology and other available technologies to produce electric power from the available resources; Raser’s beliefs about the geothermal market in general; Raser’s beliefs about its ability to construct power plants; Raser’s beliefs about the strength and enforceability of its agreements; Raser’s beliefs about its ability to secure the equipment and services, on acceptable terms, required to complete its power projects; Raser’s ability to attract alliance, monetization or financial partners for the power projects it intends to develop; Raser’s beliefs that the conditions necessary to fund the development of Raser’s geothermal projects can be satisfied; Raser’s beliefs about the economic benefits of contemplated financing structures; Raser’s beliefs regarding the revenues and costs associated with an average geothermal power plant including the development and management fees that Raser would receive in connection with such average plant; Raser’s beliefs about the performance and market applicability of its products; and Raser’s beliefs about the status and enforceability of its intellectual property. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ, including, without limitation, the competitive environment and Raser’s ability to compete in the industry; Raser’s ability to adapt its technology and third-party technology for the intended applications; Raser’s ability to secure necessary permits; Raser’s ability to attract, train and retain key personnel; and such other risks as identified in Raser’s quarterly report on Form 10-Q for the quarter ended June 30, 2009, as filed with the Securities and Exchange Commission, and all subsequent filings.

All forward-looking statements in this Current Report on Form 8-K are based on information available to Raser as of the date hereof, and Raser undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this report.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RASER TECHNOLOGIES, INC.

Date: September 9, 2009	/s/ RICHARD D. CLAYTON
Richard D. Clayton
Principal Executive Officer

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